                         APPOINTMENT OF ATTORNEY-IN-FACT

         I hereby authorize the filing with the Securities and Exchange
Commission of any and all reports on Forms 3, 4 and 5 ("Reports"), or any substitute form hereafter adopted by the Securities and Exchange Commission, as may from time to time be required under Section 16(a) of the Securities Exchange
Act of 1934, as amended. I hereby appoint Messrs. James R. Abbott, Doyle L.
Arnold and Thomas E. Laursen, and each of them, as my
attorneys-in-fact with power to any of them to sign any and all
Reports and any and all amendments to Reports or documents required to complete the filing of Reports or amendments thereto with the
Securities and Exchange Commission on my behalf.

                         Dated the 23rd of March, 2015.

                                                    /s/ Suren Gupta
                                                    -----------------------

STATE OF ILLINOIS        )
                    )   ss.
COUNTY OF COOK )

                                 ACKNOWLEDGMENT

     On this 23rd day of M, 2013, personally  appeared  before me
Michael Morris, known to me to be the person whose name is subscribed to the above instrument and who acknowledged that (s)he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                 /s/ Lisa Marie Reardon
                                                    ----------------------
                                                             NOTARY PUBLIC

My Commission Expires:

06-20-2015
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